Creation Date Thu Sep 10, 1998  11:40 AM                            Page    1
CMB95A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 36 Beginning Date                     08/01/1998
Due Period 36 End Date                           08/31/1998
Determination Date                               09/10/1998
Remittance Date                                  09/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 11.9047700567

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.6868491040

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 171,751.16
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1144748518

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,767,284.48
      B. From Current Period                                     $ 3,722,912.08
      C. Change in Amount Between Periods (Lines B - A)            $ -44,372.40

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 188,240,191.72
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.125465050976

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 11,252,547.44
      B. Available Cash Collateral Amount Percentage            5.459714473709%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 11,252,547.44
      B. For the Next Collection Period                         $ 11,252,547.44